                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 5, 2001

                                   EMTEC, INC.
               (Exact name of Registrant as specified in Charter)


         Delaware                           2-54020                          87-0273300
(State or other jurisdiction of       (Commission File No.)                (IRS Employer
         incorporation)                                                Identification Number)

817 East Gate Drive, Mount Laurel, New Jersey                                   08054
(Address of principal executive offices)                                     (Zip Code)

Registrant's telephone number, including area code:  (856) 235-2121

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired

                   The financial statements required by Item 7(a) of this Report.

          (b)      Pro Forma Financial Information

                   The pro forma financial information required by Item 7(b) of this Report.

         (c) Exhibits previously filed on December 20, 2001.

                   10.1 Asset Acquisition Agreement dated December 5, 2001, by and between Devise Associates, Inc. and Registrant.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Devise Associates, Inc.:


We have audited the accompanying balance sheets of DEVISE ASSOCIATES, INC. (a subsidiary of McLeod USA Incorporated as of May 2001, a subsidiary of Intelispan, Inc. as of June 2000, a stand-alone New York corporation prior to June 2000) as of December 31, 2001 and 2000 and the related statements of operations, stockholders' equity (deficit) and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Devise Associates, Inc. as of December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/ Arthur Andersen LLP


Atlanta, Georgia
January 25, 2002

                             DEVISE ASSOCIATES, INC.


                                 BALANCE SHEETS

                           December 31, 2001 and 2000


                                     ASSETS


                                                                                         2001             2000
                                                                                         ----             ----

CURRENT ASSETS:
    Cash and cash equivalents                                                        $       8,420    $     15,172
    Accounts receivable, net of allowance for doubtful accounts of $100,000
       and $45,107 at December 31, 2001 and 2000, respectively                           1,328,400         735,883
    Investments in marketable securities                                                   284,714         351,242
    Prepaids and other current assets                                                      115,796         169,852
                                                                                        ----------      ----------
              Total current assets                                                       1,737,330       1,272,149
                                                                                        ----------      ----------
PROPERTY AND EQUIPMENT:
    Computers and computer equipment                                                       656,294         577,182
    Furniture and fixtures                                                                 157,845         191,452
    Leasehold improvements                                                                 111,079               0
                                                                                        ----------      ----------
                                                                                           925,218         768,634
    Less accumulated depreciation                                                         (575,174)       (457,641)
                                                                                        ----------      ----------
              Property and equipment, net                                                  350,044         310,993
                                                                                        ----------      ----------
              Total assets                                                              $2,087,374      $1,583,142
                                                                                        ==========      ==========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Lines of credit                                                                   $          0     $   549,560
    Accounts payable                                                                       258,513         386,556
    Due to Parent                                                                        3,123,947         767,893
    Accrued expenses                                                                       110,068          82,665
    Deferred revenue                                                                       205,922         169,652
    Current portion of capital lease obligations                                                 0          16,712
                                                                                         ---------       ---------
              Total current liabilities                                                  3,698,450       1,973,038

NONCURRENT LIABILITIES:
    Notes payable--related party                                                                 0          75,000
                                                                                         ---------       ---------
              Total liabilities                                                          3,698,450       2,048,038
                                                                                         ---------       ---------

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY (DEFICIT):
    Common stock, no par value; 100 shares authorized, issued, and outstanding
       in 2001 and 2000                                                                    131,200         131,200
    Unrealized (losses) gains on marketable securities                                     (13,587)          8,308
    Accumulated deficit                                                                 (1,728,689)       (604,404)
                                                                                        ----------      ----------
              Total stockholders' deficit                                               (1,611,076)       (464,896)
                                                                                        ----------      ----------
              Total liabilities and stockholders' equity                                $2,087,374      $1,583,142
                                                                                        ==========      ==========


      The accompanying notes are an integral part of these balance sheets.

                             DEVISE ASSOCIATES, Inc.


                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000





                                                                                         2001             2000
                                                                                         ----             ----

REVENUES                                                                                $5,132,032      $5,119,522
                                                                                        ----------      ----------
OPERATING EXPENSES:
    Cost of revenues                                                                     2,002,653       1,840,868
    General and administrative                                                           3,767,358       3,355,856
    Sales and marketing                                                                    333,660         342,909
    Depreciation and amortization                                                          117,531          92,026
                                                                                       -----------     -----------
              Total operating expenses                                                   6,221,202       5,631,659
                                                                                       -----------     -----------
OPERATING LOSS                                                                          (1,089,170)       (512,137)

INTEREST EXPENSE, net                                                                       46,394          96,447

OTHER INCOME                                                                                11,279         157,577
                                                                                       -----------     -----------
NET LOSS                                                                               $(1,124,285)    $  (451,007)
                                                                                       -----------     -----------












        The accompanying notes are an integral part of these statements.

                             DEVISE ASSOCIATES, INC.


      STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000







                                                                                                                      Total
                                                                 Common Stock      Unrealized                    Stockholders'
                                                             -------------------     Gains        Accumulated       Equity
                                                             Shares      Amount     (Losses)         Deficit       (Deficit)
                                                             -------     -------  -----------     ------------   -------------
BALANCE, December 31, 1999                                     100      $  1,200   $ 86,519      $  (123,375)    $    (35,656)
                                                                                                                 ------------
    Comprehensive loss:
       Net loss                                                  0             0          0         (451,007)        (451,007)
       Net change in unrealized gains on marketable
         securities                                              0             0    (78,211)               0          (78,211)
                                                                                                                 ------------
              Total comprehensive loss                                                                               (529,218)
                                                                                                                 ------------
    Distribution to stockholder                                  0             0          0          (30,022)         (30,022)
                                                                                                                 ------------
    Converted promissory notes to common stock                   0       130,000          0                0          130,000
                                                             -----      --------   --------      -----------      -----------
BALANCE, December 31, 2000                                     100       131,200      8,308         (604,404)        (464,896)
                                                                                                                 ------------

    Comprehensive loss:
       Net loss                                                  0             0          0       (1,124,285)      (1,124,285)
       Net change in unrealized gains (losses) on marketable
         securities                                              0             0    (21,895)               0          (21,895)
                                                                                                                  -----------
              Total comprehensive loss                                                                             (1,146,180)
                                                             -----      --------   --------      -----------      -----------
BALANCE, December 31, 2001                                     100      $131,200   $(13,587)     $(1,728,689)     $(1,611,076)
                                                             =====      ========   ========      ===========      ===========





        The accompanying notes are an integral part of these statements.

                             DEVISE ASSOCIATES, INC.


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000



                                                                                           2001            2000
                                                                                           ----            ----

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                             $(1,124,285)    $(451,007)
                                                                                         -----------     ---------
    Adjustments to reconcile net loss to net cash used in operating activities:
           Depreciation and amortization                                                     117,531        92,026
           Changes in operating assets and liabilities:
              Accounts receivable                                                           (592,517)      153,022
              Prepaids and other current assets                                               54,056      (105,110)
              Accounts payable                                                              (128,043)       26,524
              Accrued expenses                                                                27,403       (44,044)
              Deferred revenue                                                                36,270      (167,525)
                                                                                         -----------     ---------
                 Total adjustments                                                          (485,300)      (45,107)
                                                                                         -----------     ---------
                 Net cash used in operating activities                                    (1,609,585)     (496,114)
                                                                                         -----------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                    (156,582)     (176,095)
    Proceeds from (purchase of) marketable securities                                         44,633       (31,430)
                                                                                         -----------     ---------
                 Net cash used in investing activities                                      (111,949)     (207,525)
                                                                                         -----------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    (Repayment) Proceeds from lines of credit, net                                          (549,560)       55,176
    Payments on notes payable                                                                (75,000)      (50,000)
    Net borrowings from Parent                                                             2,356,054       767,893
    Distributions to stockholder                                                                   0       (30,022)
    Payments on capital lease obligations                                                    (16,712)      (26,049)
                                                                                         -----------     ---------
                 Net cash provided by financing activities                                 1,714,782       716,998
                                                                                         -----------     ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                          (6,752)       13,359

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                15,172         1,813
                                                                                         -----------     ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                 $     8,420     $  15,172
                                                                                         ===========     =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for interest                                               $    53,453     $  57,963
                                                                                         ===========     =========

    Conversion of stockholder loan to common stock                                       $         0     $ 130,000
                                                                                         ===========     =========




        The accompanying notes are an integral part of these statements.

                             DEVISE ASSOCIATES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


1.   ORGANIZATION AND NATURE OF BUSINESS

     Devise Associates, Inc. (the "Company") is a computer systems network integrator with headquarters in New York City, New York. The Company provides managed services and consults, designs, builds, and services computer networks. The Company is a Microsoft Certified Solutions Provider, Novell Platinum Partner, and authorized reseller of Computer Associates Unicenter TNG, ARCserve, and Enterprise Edition Software Solutions. Other partners include Nortel Networks, Cisco Systems, Symantec, Checkpoint, Citrix, 3-Com, and AT&T.


     The Company was originally incorporated in New York in 1985. The Company supports hundreds of clients in the New York metropolitan areas as well as national and international accounts. In June 2000, the Company sold substantially all of the assets and the business related to those assets to Intelispan, Inc. ("Intelispan"). In May 2001, Intelispan, Inc. merged with McLeod USA, Inc. ("McLeod USA") (collectively, the "Parent").

     Financial Condition

     The Company is subject to various risks in connection with the operation of its business including, among other things, (i) changes in external competitive market factors, (ii) inability to satisfy anticipated working capital or other cash requirements, (iii) changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the market, (iv) various competitive factors that may prevent the Company from competing successfully in the marketplace, and (v) the Company's lack of liquidity. The Company has an accumulated deficit of approximately $1.7 million as of December 31, 2001 as well as a working capital deficit of approximately $2 million and expects to continue to incur operating losses in the near future. Funding of the Company's working capital deficit, current and future operating losses, and expansion of the Company will require substantial continuing capital investment.

     The Company's strategy has been to fund these cash requirements through contributions by the Parent.

     There can be no assurance that sufficient financing will continue to be available in the future or that it will be available on terms acceptable to the Company. Failure to obtain sufficient capital could materially affect the Company's operations and expansion strategies. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about the Company's ability to continue as a going concern.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation

     The financial statements of the Company have been carved out of consolidated financial statements of McLeod USA and Intelispan based on their respective ownership period and have been prepared to present the financial position, results of operations, and cash flows of the Company on a stand-alone basis. Accordingly, the accompanying financial statements include certain administrative costs and expenses, which have been allocated to the Company by the Parent. These costs have been allocated on a pro rata basis based primarily on employee headcount and represent management's best estimates of what such expenses would have been had the Company been operated as a separate entity.

     Accounting Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

     Revenue Recognition

     The Company generates revenue primarily from service and support, maintenance, implementation, and other services. Service and support, maintenance, and other revenues are recognized as work is performed. Implementation services include delivery of hardware and project implementation. Revenues from hardware sales are recognized upon delivery and revenues for implementation are recognized upon system turnover.

     Deferred Revenue

     Deferred revenue represents the liability for advance billings to customers related to projects in progress at year-end. Such amounts are recognized as revenues when the project is completed.

     Cash and Cash Equivalents

     The Company considers all short-term, highly liquid investments with an original maturity date of three months or less to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

     Investments in Marketable Securities

     The Company follows Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 mandates that a determination be made of the appropriate classification for debt and equity securities with a readily determinable fair value at the time of purchase and a reevaluation of such designation as of each balance sheet date. At December 31, 2001 and 2000, investments consisted of equity instruments. All investments are deemed by management to be available-for-sale and are reported at fair value with net unrealized gains or losses reported within stockholders' equity. Realized gains and losses are recorded based on the specific identification method. For the years ended December 31, 2001 and 2000, realized (losses) gains were $(42,787) and $29,284, respectively, and has been recorded in other income in the accompanying statements of operations. The carrying amount of the Company's investments at December 31, 2001 and 2000 is shown in the table below:

                                                 2001                        2000
                                         -----------------------     ---------------------
                                                       Market                        Market
                                          Cost          Value           Cost         Value
                                        ---------      --------       --------      --------
        Investments:
            Mutual funds                 $298,301      $284,714       $342,934      $351,242
                                        =========      ========       ========      ========

Property and Equipment

     Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets for financial reporting purposes. Major additions and improvements are charged to the property accounts while maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the current period. Estimated useful lives for the Company's assets are as follows:

                 Computers and computer equipment        Five years
                 Furniture and fixtures                  Seven years

     At December 31, 2001 and 2000, the Company had $0 and $61,093 , respectively, equipment under capital leases included in property and equipment. Assets recorded under capital leases and leasehold improvements are depreciated over the shorter of their useful lives or the term of the related lease. Depreciation expense was $100,656 and $78,024 for the years ended December 31, 2001 and 2000, respectively.

     Long-Lived Assets

     The Company periodically reviews the values assigned to long-lived assets, such as property and equipment, to determine whether any impairments are other than temporary. An impairment will be recognized when the future net cash flows estimated to be generated by the asset are insufficient to recover the current carrying value of the asset. Estimates of future cash flows are based on many factors, including current operating results, expected market trends, and competitive influences. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

     Advertising Costs

     Advertising costs related primarily to print advertising are expensed as incurred. Advertising expenses included in sales and marketing expenses were $69,356 and $42,848 for the years ended December 31, 2001 and 2000, respectively.

     Income Taxes

     Prior to June 2000, income taxes were payable personally by the stockholders pursuant to an election under Subchapter S of the Internal Revenue Code and similar statutes in applicable states. Accordingly, no provision has been made for deferred or current federal and state income taxes prior to June 2000.

     Following the acquisition by Intelispan in June 2000 (Note 1), the Company utilizes the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     Web Site Development Costs

     Web site development costs include personnel costs associated with the development, testing, and upgrades to the Company's Web site and systems.

     In March 2000, the Emerging Issues Task Force ("EITF") concluded on Issue 00-2, "Accounting for Web site Development Costs." EITF Issue 00-2 developed a model that would account for specific Web site development costs based on the nature of each cost. The model has four stages: planning, Web application and infrastructure, graphics development, and operations. Costs during the planning and operation stages are expensed as incurred, and costs during the Web application and infrastructure and graphics development stages are capitalized. As allowed by EITF Issue 00-2, the Company elected to apply the new rules effective January 1, 1999. At December 31, 2001 and 2000, the Company had capitalized $53,622 of Web site development costs, which are reported net of accumulated amortization of $27,599 and $10,724, respectively, and included in computers and computer equipment. Such costs are amortized over a three-year period.

     Comprehensive Income (Loss)

     The Company follows SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Company has chosen to disclose comprehensive income, which consists of net income (loss) and unrealized gains on investments, in the statements of stockholders' equity (deficit) and comprehensive income.

     Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company's cash investment policies limit investments to short-term, low-risk instruments. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the customer base.

     New Accounting Pronouncements

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations." This statement requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of this statement will not have a significant impact on the Company's financial statements.

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement requires that goodwill and certain intangible assets, including those recorded in past business combinations, no longer be amortized to earnings but instead be tested for impairment at least annually. SFAS No. 142 will become effective for fiscal years beginning after December 15, 2001. The Company is required to adopt SFAS No. 142 on January 1, 2002. The adoption of this statement will not have a significant impact on the Company's financial statements.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The adoption of this statement will not have a significant impact on the Company's financial statements.

     In August 2001, the FASB issued SFAS No. 144, "Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. The Company does not believe the adoption of this statement will have a significant impact on the Company's financial statements.

3.   LINE OF CREDIT

     At December 31, 2000, the Company had a $750,000 working capital line-of-credit agreement (the "Credit Agreement") with a bank. The Credit Agreement expired May 2001 and carried an interest rate of 9.51% at December 31, 2000. The Company had $504,560 outstanding at December 31, 2000.

     At December 31, 2001 and 2000, the Company had a $100,000 line of credit ("Credit Agreement No. 2") with a bank. Credit Agreement No. 2 expires August 2002 and carried an interest rate of 14.25% at December 31, 2001. The Company had $0 and $45,000 outstanding at December 31, 2001 and 2000, respectively.

4.   COMMITMENTS AND CONTINGENCIES

     The Company has entered into noncancelable operating lease agreements for office space which expire at various dates through June 2008. Future minimum lease payments are due as follows:


            2002                                              $   266,076
            2003                                                  266,076
            2004                                                  266,076
            2005                                                  266,076
            2006 and thereafter                                 1,478,717
                                                               ----------
                                                               $2,543,021
                                                               ==========

     Rental expenses were approximately $243,000 and $242,000 for the years ended December 31, 2001 and 2000, respectively, and have been included in general and administrative expenses in the accompanying statements of operations.

     Reseller Agreement

     During the year ended December 31, 2000, the Company entered into a reseller agreement with a software company. Under the terms of the agreement, the Company will resell purchased software over a period of three years. At December 31, 2001, the Company had prepaid $62,851 under the agreement, and that amount has been included in prepaids and other current assets in the accompanying balance sheets.

     Legal Proceedings

     The Company is subject to legal proceedings and claims that arise in the ordinary course of business. Management is not aware of any asserted or pending litigation or claims against the Company that would have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

5. RELATED-PARTY TRANSACTIONS

     At December 31, 2001 and 2000, the Company had outstanding notes of $0 and $75,000, respectively, payable to relatives of an officer/principal shareholder of the Company. These notes bear interest at a rate of 10% per annum, mature on the fifteenth anniversary, or convert to common stock upon change of control based on the estimated fair market value on the date of promissory note issuance. The notes were paid by the Parent during the year ended December 31, 2001.

     Interest expense recognized was approximately $46,000 and $79,000 for the years ended December 31, 2001 and 2000, respectively.

6.   INCOME TAXES

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and income tax purposes. As discussed in Note 2, the Company is included in the consolidated return of Intelispan and McLeod USA during their respective ownership period.

     Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes as of December 31, 2001 and 2000 are as follows:



                                                               2001          2000
                                                            ----------    ----------
        Deferred tax assets:
            Net operating loss carryforwards                $ 584,815     $ 180,780
            Allowance for doubtful accounts                    44,000        19,847
            Deferred revenues                                  90,606        74,647
                                                            ---------     ---------
                      Total deferred tax assets               719,421       275,274
        Deferred tax liabilities:
            Accelerated depreciation                            8,800         2,444
                                                            ---------     ---------
        Net deferred asset                                    710,621       272,830
        Valuation allowance                                  (710,621)     (272,830)
                                                            ---------     ---------
        Net deferred taxes                                  $       0     $       0
                                                            =========     =========


     The Company's federal, state, and local net operating loss carryforwards of approximately $1,300,000 and $400,000 as of December 31, 2001 and 2000, respectively, will expire beginning in 2019. As the Company is unable to conclude that it is more likely than not that its deferred tax assets will be recognized, the Company has provided a 100% valuation allowance against its net deferred tax assets.

     A reconciliation of the income tax provision computed at statutory tax rates to the income tax provision recorded for the years ended December 31, 2001 and 2000 is as follows:


                                                                        2001           2000
                                                                     ----------      ---------
        Income tax benefit at statutory rate                           (34.0)%       (34.0)%
        State and local income taxes, net of federal benefit           (10.0)        (10.0)
        Change in valuation allowance                                   44.0          44.0
                                                                     --------       -------
                      Income tax provision                               0.0%          0.0%
                                                                     ========       =======

7.   SUBSEQUENT EVENT (UNAUDITED)

     In December 2001, the Company entered into an Asset Acquisition Agreement with Emtec, Inc. ("Emtec") under which the Company will sell to Emtec its information technology consulting and managed services business for an aggregate purchase price of approximately $365,000 in cash, subject to postclosing adjustments. The transaction closed on January 9, 2002.

                                   EMTEC, INC.
                        PRO FORMA FINANCIAL STATEMENTS           (UNAUDITED)


The Company's pro forma financial statements give effect to the January 9, 2002 acquisition by Emtec, Inc. of Devise Associates, Inc. as set forth in Note (1), as if such transaction had occurred at December 31, 2001 for pro forma balance sheet purposes and as if such transaction had occurred at the beginning of the periods presented for the purposes of the pro forma statements of operations. Emtec, Inc. has a March 31 fiscal year, whereas Devise Associates, Inc. had a December 31 fiscal year. Therefore, the pro forma statements of operations combine the years ended March 31, 2001 for Emtec, Inc. and December 31, 2000 for Devise Associates, Inc. and the nine months ended December 31, 2001 for Emtec, Inc. and September 30, 2001 for Devise Associates, Inc..

The pro forma financial statements and accompanying Notes should be read in conjunction with a reading of the financial statements of Emtec, Inc. and Devise Associates, Inc.

                                   EMTEC, INC.
                             PRO FORMA BALANCE SHEET             (UNAUDITED)
                                DECEMBER 31, 2001



                                               Historical
                                                       Devise         Pro Forma      Pro Forma
                                     Emtec, Inc.  Associates, Inc.  Adjustments (1)    Totals
                                     -----------  ----------------  -----------      ----------
    Assets
Current Assets

Cash and cash equivalents            $   143,300   $    8,420      $  (144,744)    $     6,976
Marketable securities                      4,090      284,714         (284,714)          4,090
Receivables:
  Trade, less allowance
   for doubtful accounts              10,055,478    1,328,400       (1,328,400)     10,055,478
  Others                                 323,339        -               -              323,339
Inventories                              773,928        -               -              773,928
Prepaid expenses                         213,716      115,796         (112,965)        216,547
                                     -----------   ----------      -----------     -----------
    Total Current Assets              11,513,851    1,737,330       (1,870,823)     11,380,358

Investments in Geothermal Power Unit     531,508        -               -              531,508

Net Property and Equipment               661,458      350,044         (197,824)        813,678

Deferred tax asset                        16,796        -               -               16,796

Goodwill & Other Assets                  182,249        -              200,000         382,249
                                     -----------   ----------      -----------     -----------
    Total Assets                     $12,905,862   $2,087,374      $(1,868,647)    $13,124,589
                                     ===========   ==========      ===========     ===========
    Liabilities and Shareholders'
       Equity

Current Liabilities

Line of credit                       $     -       $    -          $    -          $    -
Accounts payable                       7,423,262      258,513         (258,513)      7,423,262
Due to Parent                              -        3,123,947       (3,123,947)         -
Other current liabilities              2,378,798      315,990          (97,263)      2,597,525
                                     -----------   ----------      -----------     -----------
    Total Current Liabilities          9,802,060    3,698,450       (3,479,723)     10,020,787

Deferred revenue                         810,085        -               -              810,085
                                     -----------   ----------      -----------     -----------
    Total Liabilities                 10,612,145    3,698,450       (3,479,723)     10,830,872
                                     -----------   ----------      -----------     -----------
Shareholders' Equity

Common stock                              70,805      131,200         (131,200)         70,805
Additional paid-in capital             2,210,805        -               -            2,210,805
Accumulated other comprehensive
  income                                   3,010      (13,587)          13,587           3,010
Retained Earnings                          9,097   (1,728,689)       1,728,689           9,097
                                     -----------   ----------      -----------     -----------
    Total Shareholders' Equity         2,293,717   (1,611,076)       1,611,076       2,293,717
                                     -----------   ----------      -----------     -----------
    Total Liabilities and
      Shareholders' Equity           $12,905,862   $2,087,374       (1,868,647)    $13,124,589
                                     ===========   ==========      ===========     ===========

                                   EMTEC, INC.
                         PRO FORMA STATEMENT OF OPERATIONS           (UNAUDITED)



                                              Historical
                                                         Devise                Pro Forma        Pro Forma
                                       Emtec, Inc.     Associates, Inc.       Adjustments (2)     Totals
                                       -----------     ----------------       ---------------    -------
Year Ended:                           March 31, 2001  December 31, 2000
----------                            --------------  -----------------
Total Revenues                          $92,602,735     $5,119,522               $  -           $97,722,257

Total Cost of Revenues                   81,631,164      3,500,749                  -            85,131,913
                                         ----------      ---------             -----------       ----------
     Total Gross Profit                  10,971,571      1,618,773                  -            12,590,344
                                         ----------      ---------             -----------       ----------
Operating Expenses

Sales, general & administrative
  expenses                               10,240,596      2,130,911                (704,474)(a)   11,667,033
Termination costs                            90,000           -                     -                90,000
Interest expense                            692,227         96,447                  -               788,674
Startup costs; E-Business                 1,303,740           -                     -             1,303,740
                                         ----------      ---------             -----------      ----------
     Total Operating Expenses            12,326,563      2,227,358                (704,474)      13,849,447
                                         ----------      ---------             -----------      ----------
(Loss) Income From Continuing
  Operations Before Other Income
  And Income Tax Benefit(Expense)        (1,354,992)      (608,585)                704,474       (1,259,103)

Other Income - litigation settlement         24,108        157,577                 (54,334)(b)      127,351

Income tax benefit (expense)                 73,059           -                     -                73,059
                                         ----------      ---------             -----------      ----------
(Loss) Income From Continuing
  Operations, Net of Income Taxes        (1,257,825)      (451,007)                650,140       (1,058,693)
                                         ----------      ---------             -----------      ----------
Loss per share
  from continuing operations                 $(0.22)                                                $(0.19)
  (basic and diluted)

Weighted average number
  of shares outstanding
  (basic and diluted)                     5,679,700                                               5,679,700


                                   EMTEC, INC.
                       PRO FORMA STATEMENT OF OPERATIONS        (UNAUDITED)



                                             Historical
                                                       Devise                  Pro Forma          Pro Forma
                                     Emtec, Inc.    Associates, Inc.        Adjustments (2)          Totals
                                     -----------    ----------------         -----------           ----------
Nine Months Ended:                 December 31, 2001  September 30, 2001
-----------------                  -----------------  ------------------
Total Revenues                        $  57,509,200     $4,245,470          $  -              $  61,754,670

Total Cost of Revenues                   49,556,897      3,443,261           (87,940)(c)         52,912,218
                                      -------------     ----------          --------           ------------
     Total Gross Profit                   7,952,303        802,209            87,940              8,842,452
                                      -------------     ----------          --------           ------------
Operating Expenses

Sales, general & administrative
  expenses                                6,781,684      1,509,794          (750,100)(d)          7,541,378
Termination costs                             -               -                -                      -
Interest expense                            204,093         40,818             -                    244,911
Startup costs; E-Business                   502,605           -                -                    502,605
                                      -------------     ----------          --------           ------------
     Total Operating Expenses             7,488,382      1,550,613          (750,100)             8,288,894
                                      -------------     ----------          --------           ------------
Income (Loss) From Continuing
  Operations Before Other Income
  And Income Tax Benefit(Expense)           463,921       (748,403)          838,040                553,558

Other Income - litigation settlement          -             15,669            28,498 (e)             44,167

Income tax expense                           (6,200)         -                 -                     (6,200)
                                      -------------     ----------          --------           ------------
Income (Loss) From Continuing
  Operations, Net of Income Taxes           457,721       (732,734)          866,538                591,525
                                      -------------     ----------          --------           ------------

Income  per share
  from continuing operations
  (basic and diluted)                         $0.06                                                   $0.08

Weighted average number
  of shares outstanding
  (basic and diluted)                     7,080,498                                               7,080,498

                                   EMTEC, INC.
                (FORMERLY AMERICAN GEOLOGICAL ENTERPRISES, INC.)
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS         (UNAUDITED)


1.     Acquisition of Devise Associates, Inc. by Emtec, Inc.

       On January 9, 2002, Emtec, Inc. (the Company) acquired certain assets of Devise Associates, Inc., an information technology consulting and managed services organization located in New York City. The Company shall account for this acquisition as a purchase under Statement of Financial Accounting Standards No. 141 (SFAS 141) "Business Combinations" SFAS 141 states that the cost of an acquired business should be allocated to the assets acquired and liabilities assumed based on their estimated fair values at date of acquisition, by allocating the total purchase price. The Company paid a net price of $136,324 in cash for the entire business, to be allocated as follows:

                         $200,000 Goodwill
                          152,220 Equipment
                            2,831 Prepaid Expenses
                         --------
                         $355,051 Aggregate purchase price

                Less      218,727  Deferred Revenues assumed in the transaction
                         --------
                         $136,324 Net purchase price
                         ========

2.     Pro Forma Adjustments to Statement of Operations.

       Years ended March 31, 2001 and December 31, 2000

       a) Pro Forma adjustment of $(704,474) to Sales, general, and administrative expense is mainly due to elimination of compensation paid to executive, accounting, administration and certain sales personnel of Devise Associates, Inc. who were not retained by the Company. This amounts to $(668,046) which includes total compensation paid to these positions. The remaining $(36,428) includes the elimination of,or adjustments to bank service charges, accounting fees, legal fees, depreciation and amortization expense, and life insurance premiums paid for executives.

       b) Pro Forma adjustment of $(54,334) to other income is due to elimination of investment income.

       Nine months ended December 31, 2001 and September 30, 2001


       c) Pro Forma adjustment of $(87,940) to cost of sales is mainly due to utilizing our vendor relationship and obtaining volume discounts for products.

       d) Pro Forma adjustment of $(750,100) to Sales, general, and administrative expense is mainly due to elimination of compensation paid to executive, accounting, administration and certain sales personnel of Devise Associates, Inc. who were not retained by the Company. This amounts to $(724,050), which includes total compensation paid to these positions. The remaining $(26,050) includes the elimination of or adjustments to bank service charges, accounting fees, legal fees, depreciation and amortization expense, and life insurance premium paid for executives.

       e) Pro Forma adjustment of $28,498 to other income is due to elimination of investment loss.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   March 15, 2002

                                                     EMTEC, INC.
                                                     (Registrant)


                                                     By: /s/John Howlett
                                                         ------------------
                                                            John Howlett
                                                            Chairman and Chief
                                                            Executive Officer